Australian Revolving Facility Agreement - First Amending Agreement Dated: 13 July 2021 HBI Holdings Australasia Pty Ltd (ACN 612 185 476) (“Company”) Each entity listed in Schedule 1 (“Borrowers”) Westpac Banking Corporation (ABN 33 007 57 141) and Westpac New Zealand Limited (the “Lender”) King & Wood Mallesons Level 61 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia T +61 2 9296 2000 F +61 2 9296 3999 DX 113 Sydney www.kwm.com Ref: 602-0015046:YC:AD:KF Exhibit 10.1

First Amending Agreement Contents © King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement i Details 1 General terms 2 1 Interpretation 2 1.1 Definitions 2 1.2 Interpretation 2 1.3 Terms defined in the Post-Amendment FA 2 2 Amendments 2 3 First Effective Date 2 3.1 Conditions precedent to the First Effective Date 2 3.2 Notices 3 4 Confirmations and acknowledgements 3 4.1 Confirmations 3 4.2 Conflict 4 4.3 Finance Document 4 4.4 Consideration 4 5 Representations and Warranties 4 6 Further assurances 4 7 General 5 Schedule 1 – Borrowers 6 Signing page 1 Annexure A – Post-Amendment FA 7

First Amending Agreement © King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement 1 Details Parties Company Name HBI Holdings Australasia Pty Ltd (ACN 612 185 476) Address 1000 E. Hanes Mill Road Winston-Salem, NC 27105 Attention Donald Cook Email Donald.cook@hanes.com Borrowers Each entity listed in Schedule 1 Lender Name Westpac Banking Corporation (ABN 33 007 457 141) Address Level 7, 150 Collins Street Melbourne VIC 3000 Attention Andrew Lourie Email alourie@westpac.com.au Name Westpac New Zealand Limited Address Level 8, 16 Takutai Square Auckland 1010 Attention Nikki Melville-Smith Email Nikki.melville-smith@westpac.co.nz wibnz-lcir@westpac.co.nz

First Amending Agreement 2 © King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement 2 General terms 1 Interpretation 1.1 Definitions In this document, the following meanings apply unless the contrary intention appears: “First Effective Date” has the meaning given in clause 3.1 (Conditions precedent to the First Effective Date). “Joinder Agreement” means the document entitled “Joinder Agreement” dated on or about the date of this document between, among others, Hanesbrands Inc., the Company and JPMorgan Chase Bank, N.A., as Administrative Agent. “Pre-Amendment FA” means the document entitled “Australian Revolving Facility Agreement” originally dated 15 July 2016 between, among others, the Company and the Lender, as amended from time to time up to but excluding the First Effective Date. “Post-Amendment FA” has the meaning set out in Clause 2 (Amendments). 1.2 Interpretation Clause 1.2 (Construction) of the Post-Amendment FA applies to this document as if set out in full (mutatis mutandis). 1.3 Terms defined in the Post-Amendment FA A term (other than a term defined in Clause 1.1 (Definitions)) that is defined in the Post-Amendment FA has the same meaning in this document. 2 Amendments 2.1 With effect on and from the First Effective Date, the parties agree that the Pre- Amendment FA is amended by: (a) inserting all clauses and words that are underlined; and (b) deleting all clauses and words that are struck out, in the form set out in Annexure A to this document (“Post-Amendment FA”). 3 First Effective Date 3.1 Conditions precedent to the First Effective Date The “First Effective Date” will occur when the Lender confirms that it has received the following, in a form and substance satisfactory to it: (a) (First Amending Agreement) a duly executed counterpart of this document;

© King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement 3 (b) (Joinder Agreement) a duly executed counterpart of the Joinder Agreement; (c) (NZ Overdraft and Set Off Agreement) a duly executed counterpart of the NZ Overdraft and Set Off Agreement; (d) (Verification certificate) a Verification Certificate signed by a director of each Australian Borrower, in the form set out in Part A of Schedule 3 (Form of Verification Certificate) to the Post-Amendment FA; (e) (Director's certificate) a director's certificate signed by a director of each NZ Borrower, in the form set out in Part B of Schedule 3 (Form of Director's Certificate) to the Post-Amendment FA; (f) (Australian legal opinion) a customary legal opinion from Allens Linklaters as Australian counsel for the Lender as to the capacity of the Australian Borrowers to enter into this document and the Joinder Agreement; (g) (NZ legal opinion) a customary legal opinion from Russell McVeagh as New Zealand counsel for the Lender as to the capacity of the NZ Borrowers to enter into this document and the Joinder Agreement; (h) (US legal opinion) a customary legal opinion from King & Spalding as US counsel for the Company as to the enforceability of this document and the Joinder Agreement; (i) (extension fee) payment of an extension fee to the Lender of A$65,000 in aggregate (being 0.10% of the total Commitment); and (j) (New Revolving Loan Effective Date) confirmation from the Administrative Agent (as defined in the Joinder Agreement) that the New Revolving Loan Effective Date (as defined in the Joinder Agreement) has occurred or will substantially simultaneously occur with the First Effective Date. 3.2 Notices The Lender must promptly notify the Company (by email to beth.southern@hanes.com, BMerkel@KSLAW.com, yuen-yee.cho@au.kwm.com and aidan.drinkwater@au.kwm.com) once the First Effective Date has occurred. 4 Confirmations and acknowledgements 4.1 Confirmations Each Borrower confirms that: (a) other than as provided for in Clause 2 (Amendments), the rights and obligations under the Pre-Amendment FA and each other Finance Document are not affected by the execution of this document and the transactions contemplated by this document; (b) the Pre-Amendment FA and each other Finance Document to which it is a party prior to the First Effective Date continues in full force and effect and continues to secure all amounts owing to the Lender, despite: (i) the execution of this document or any other document; and

© King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement 4 (ii) the transactions contemplated by this document and/or any other document; and (c) no Event of Default is continuing or will occur from clause 2 taking effect; and (d) nothing in this document: (i) affects the validity or enforceability of any Finance Document; (ii) prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Finance Documents other than as expressly stated by the terms of this document; or (iii) discharges, releases or otherwise affects any liability or obligation arising under any Finance Document other than as expressly stated by this document; and (iv) without limiting paragraphs (a) and (b) above, each guarantee and each security interest provided by the Obligors continues to guarantee and secure the liabilities and obligations of each Borrower under the Finance Documents (including liabilities and obligations as varied by this document). 4.2 Conflict If there is a conflict between the Pre-Amendment FA, the Joinder Agreement or the Credit Agreement (as defined in the Joinder Agreement) and this document and the Post-Amendment FA, the terms of this document and the Post- Amendment FA prevail. 4.3 Finance Document The parties acknowledge and agree that: (a) this document is a “Finance Document” (as defined in the Post- Amendment FA); and (b) on and from the First Effective Date each party to this document is bound by the terms of the Post-Amendment FA. 4.4 Consideration Each party to this document acknowledges incurring obligations and giving rights under this document for valuable consideration received from each other party. 5 Representations and Warranties On the date of this document and the First Effective Date, each Borrower makes the representations under the representations and warranties set out in Clause 20 (Representations) of the Post-Amendment FA for the benefit of the Lender. 6 Further assurances Each party to this document agrees to execute all documents, take all steps and do everything necessary or appropriate to give effect to any of the transactions contemplated by this document.

© King & Wood Mallesons 51979021_8 Australian Revolving Facility Agreement - First Amending Agreement 5 7 General Clauses 28 (Notices), 30 (Partial Invalidity), 31 (Remedies and Waivers), 32 (Amendments), 33 (Counterparts), 36 (Governing Law) and 37 (Enforcement) of the Post-Amendment FA apply to this document as if they were fully set out in full (mutatis mutandis). EXECUTED as an agreement

Australian Revolving Facility Agreement - First Amending Agreement
Schedule 1 – Borrowers

No.	Company	Country of Incorporation	Registration number
1.	HBI Holdings Australasia Pty Ltd	Australia	ACN 612 185 476
2.	Hanes Holdings Australasia Pty Ltd	Australia	ACN 107 285 049
3.	Hanes Innerwear Australia Pty Ltd	Australia	ACN 098 742 655
4.	Hanes Australia Pty Ltd	Australia	ACN 098 704 646
5.	Hanes Australasia Pty Ltd	Australia	ACN 106 773 059
6.	Hanes Technology Services Australia Pty Ltd	Australia	ACN 093 040 745
7.	Sheridan Australia Pty Ltd	Australia	ACN 094 091 380
8.	Hanes New Zealand Limited	New Zealand	Company number 1174050
9.	Sheridan N.Z. Limited	New Zealand	Company number 1056905

© King & Wood Mallesons
51979021_8
Australian Revolving Facility Agreement - First Amending Agreement
6

Signing page COMPANY AND BORROWERS EXECUTED by HBI HOLDINGS AUSTRALASIA PTY LTD (FORMERLY KNOWN AS HBI AUSTRALIA ACQUISITION CO. PTY LTD) ACN 612 185 476 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable EXECUTED by HANES AUSTRALASIA PTY LTD (FORMERLY KNOWN AS PACIFIC BRANDS LIMITED) ACN 106 773 059 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by HANES HOLDINGS AUSTRALASIA PTY LTD (FORMERLY KNOWN AS PACIFIC BRANDS (AUSTRALIA) PTY LTD) ACN 107 285 049 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable EXECUTED by HANES TECHNOLOGY SERVICES AUSTRALIA PTY LTD (FORMERLY KNOWN AS PACIFIC BRANDS SERVICES GROUP PTY LTD) ACN 093 040 745 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable EXECUTED by HANES INNERWEAR AUSTRALIA PTY LTD (FORMERLY KNOWN AS PACIFIC BRANDS CLOTHING PTY LTD) ACN 098 742 655 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by HANES AUSTRALIA PTY LTD (FORMERLY KNOWN AS PACIFIC BRANDS HOLDINGS PTY LTD) ACN 098 704 646 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable EXECUTED by SHERIDAN AUSTRALIA PTY LTD 094 091 380 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ Elizabeth Levinson Signature of director/company secretary* *delete whichever is not applicable ELIZABETH LEVINSON Name of director/company secretary* (block letters) *delete whichever is not applicable

HANES NEW ZEALAND LIMITED (New Zealand Company Number: 1174050) By: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) In the presence of: /s/ Ioanna Moutzouris Signature of witness IOANNA MOUTZOURIS Name of witness (block letters) Justice of the Peace Occupation Randwick, NSW City/town of residence /s/ Markland Scott Lewis Signature of director MARKLAND SCOTT LEWIS Name of director (block letters) In the presence of: /s/ Tauny L. Histed Signature of witness TAUNY L. HISTED Name of witness (block letters) Attorney Occupation Winston-Salem, North Carolina City/town of residence

SHERIDAN N.Z. LIMITED (New Zealand Company Number: 1056905) By: /s/ Tanya Deans Signature of director TANYA DEANS Name of director (block letters) In the presence of: /s/ Ioanna Moutzouris Signature of witness IOANNA MOUTZOURIS Name of witness (block letters) Justice of the Peace Occupation Randwick, NSW City/town of residence /s/ Markland Scott Lewis Signature of director MARKLAND SCOTT LEWIS Name of director (block letters) In the presence of: /s/ Tauny L. Histed Signature of witness TAUNY L. HISTED Name of witness (block letters) Attorney Occupation Winston-Salem, North Carolina City/town of residence

LENDER Signed for Westpac New Zealand Limited by its attorney in the presence of: /s/ Nicola Mulvay Witness Signature NICOLA MULVAY Print Name /s/ Corina Hoon Attorney Signature CORINA HOON Print Name Signed for Westpac Banking Corporation by its attorney in the presence of: /s John Baxter Witness Signature JOHN BAXTER Print Name /s/ Andrew Lourie Attorney Signature ANDREW LOURIE Print Name

Annexure A – Post-Amendment FA

AUSTRALIAN REVOLVING FACILITY AGREEMENT Originally dated 15 July 2016 as amended by the First Amending Agreement dated 2021 A$65,000,000 WORKING CAPITAL FACILITY AGREEMENT for HBI AUSTRALIA ACQUISITION CO. HOLDINGS AUSTRALASIA PTY LTD (FORMERLY HBI AUSTRALIA ACQUISITION CO. PTY LTD) and others

CONTENTS Clause Page (a) 1.Definitions and Interpretation 1 (b) 2.The Facility 1718 (c) 3. .............................................................................................................................. Purpose 1718 (d) 4.Conditions of Utilisation 1819 (e) 5.Utilisation - Loans 1920 (f) 6.Utilisation - Letters of Credit 2021 (g) 7.Letters of Credit 2223 (h) 8.Ancillary Facilities 2526 (i) 9.Optional Currencies 2627 (j) 10. ....................................................................................................................... Repayment 2728 (k) 11.Prepayment and Cancellation 2728 (l) 12. ............................................................................................................................. Interest 2930 (m) 13.Interest Periods 3031 (n) 14.Changes to the Calculation of Interest 3031 (o) 15. .................................................................................................................................. Fees 3234 (p) 16.Tax Gross Up and Indemnities 3435 (q) 16A Resident WIthholding Tax 3536 (r) 17.Increased Costs 3536

(s) 18.Other Indemnities 3637 (t) 19.Mitigation by the Lender 3637 (u) 20. ................................................................................................................ Representations 3839 (v) 21. .................................................................................................................... Undertakings 3839 (w) 22.Events of Default 3839 (x) 23.Changes to the Lender 4041 (y) 24.Changes to the Borrowers 4142 (z) 25.Conduct of Business by the lender 4243 (aa) 26.Payment Mechanics 4344 (bb) 27. ............................................................................................................................. Set-Off 46 (cc) 28. ............................................................................................................................. Notices 4647 (dd) 29.Calculations and Certificates 49 (ee) 30.Partial Invalidity 4950 (ff) 31.Remedies and Waivers 4950 (gg) 32. .................................................................................................................... Amendments 4950 (hh) 33. ..................................................................................................................... Counterparts 50 (ii) 34.Indemnities and Reimbursement 50 (jj) 35. ........................................................................................................... Acknowledgement 50 (kk) 36.Governing Law 51 (ll) 37. ..................................................................................................................... Enforcement 51

(mm) 38.~~WAIVER OF TRIAL BY JURY~~Waiver of Trial by Jury 52

Schedule 1 THE ORIGINAL PARTIES 53
Part I The Original Borrowers 53
Part II The Original Lender 54

Schedule 2 CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER 55

Schedule 3 FORM OF VERIFICATION CERTIFICATE 56

Schedule 4 REQUESTS ~~57~~62
Part I Utilisation Request Loans ~~57~~62
Part II Utilisation Request Letters of Credit ~~58~~64
Part III Selection Notice ~~59~~66

Schedule 5 FORM OF ACCESSION LETTER ~~60~~67

Schedule 6 FORM OF RESIGNATION LETTER ~~61~~68

Schedule 7 TIMETABLES ~~62~~69
Part I Loans ~~62~~69
Part II Letters of Credit ~~63~~71

Schedule 8 EXISTING LETTERS OF CREDIT ~~64~~72

Schedule 9 FORM OF LETTER OF CREDIT ~~66~~74

Schedule 10 PRIVACY STATEMENT 7~~6~~8

1 THIS AGREEMENT is originally dated [*] 15 July 2016 and amended by the First Amending Agreement dated __________________ 2021 made between: HBI HOLDINGS AUSTRALASIA PTY LTD (FORMERLY HBI AUSTRALIA ACQUISITION CO. PTY LTD ) (ACN 612 185 476) (the "Company"); THE ENTITIES listed in Schedule 1 as original borrowers (the "Original Borrowers"); and WESTPAC BANKING CORPORATION (ABN 33 007 457 141) and WESTPAC NEW ZEALAND LIMITED (the "Original Lender"). IT IS AGREED as follows: SECTION 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions Definitions in the US Credit Agreement apply in this Agreement unless the context requires otherwise and the following terms have the following meanings: "Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter). "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Borrowers). "Ancillary Commitment" means, the maximum Base Currency Amount which the Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility, to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. "Ancillary Document" means each New Group Set-Off Facility and any other document relating to or evidencing the terms of an Ancillary Facility. "Ancillary Facility" means any ancillary facility made available by the Lender in accordance with Clause 8 (Ancillary Facilities). "Ancillary Outstandings" means, at any time, the aggregate of the following amounts outstanding under an Ancillary Facility as then in force: (a) the face amount of each outstanding performance bond, bank guarantee or letter of credit under that Ancillary Facility; and (b) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of the Lender under each other type of accommodation provided under that Ancillary Facility,

2 in each case as determined by the Lender in accordance with the relevant Ancillary Document. "Applicable Base Rate" means: (a) in relation to Loans in Australian dollars, the BBSY Rate; (b) in relation to Loans in New Zealand dollars, the BKBM Rate; and (c) in relation to Loans in U.S. dollars, the LIBO Rate. "Applicable L/C Rate" means, initially, 0.630.7875% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day. Debt Rating Applicable L/C Rate ≥ BBB+/Baa1 0.5425% ≥ BBB/Baa2 0.5775% ≥ BBB-/Baa3 0.63% ≥ BB+/Ba1 0.70% ≤ BB/Ba2 0.7875% In the event of a split rating, the Applicable L/C Rate will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable L/C Rate will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender). "Applicable Line Fee Rate" means, initially, 0.811.0125% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day. Debt Rating Applicable Line Fee Rate ≥ BBB+/Baa1 0.6975% ≥ BBB/Baa2 0.7425% ≥ BBB-/Baa3 0.81% ≥ BB+/Ba1 0.90% ≤ BB/Ba2 1.0125% In the event of a split rating, the Applicable Line Fee Rate will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt

3 Rating is two or more levels apart, in which case the Applicable Line Fee Rate will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender). "Applicable Margin" means, initially, 0.991.2375% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day. Debt Rating Applicable Margin ≥ BBB+/Baa1 0.8525% ≥ BBB/Baa2 0.9075% ≥ BBB-/Baa3 0.99% ≥ BB+/Ba1 1.10% ≤ BB/Ba2 1.2375% In the event of a split rating, the Applicable Margin will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable Margin will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender). "Australian Borrower" means a Borrower incorporated in Australia. "Australian Overdraft Facility Sub-Limit" means A$9,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Australian Overdraft Facility Sub-Limit on not less than 10 Business Days' prior notice). "Availability Period" means the period from and including : (a) the date of this the Original Facility Agreement to and including: (i) (a)in the case of any New Group Set-Off Facility (other than the NZ Overdraft and Set Off Agreement), the Termination Date; and (ii) (b)in all other cases (other than the NZ Overdraft and Set Off Agreement), the date that is 3 months prior to the Termination Date.; and (b) the First Effective Date to and including the Termination Date, in the case of the NZ Overdraft and Set Off Agreement.

4 "Available Commitment" means the Lender's Commitment minus: (a) the Base Currency Amount of any outstanding Utilisations; (b) in relation to any proposed Utilisation, the Base Currency Amount of any Utilisations that are due to be made on or before the proposed Utilisation Date; and (c) the amount of its aggregate Ancillary Commitments, other than any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date. "Base Currency" means Australian dollars. "Base Currency Amount" means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Lender's Spot Rate of Exchange: (a) for a proposed Utilisation, on the date which is three Business Days before the Utilisation Date (or if later, on the date the Lender receives the Utilisation Request) of that proposed Utilisation; and (b) in relation to an outstanding Utilisation, on the date the Lender receives a Utilisation Request in respect of any proposed new Utilisation, adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation. "BBSW Screen Rate" has the meaning given in the definition of BBSY Rate. "BBSY Rate" means, with respect to any Interest Period, the Australian Bank Bill Swap Reference Rate (Bid) as administered by the Australian Financial Markets Association ASX Benchmarks Pty Limited (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSY of the Thomson Reuters screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) (the "BBSY Screen Rate") provided, that, if the BBSY Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the BBSY Screen Rate shall not be available at such time for such Interest Period with respect to Australian dollars, then the BBSY Rate shall be the sum of (i) the Australian Bank Bill Swap Reference Rate as administered by the Australian Financial Markets Association ASX Benchmarks Pty Limited (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSW of the Thomson Reuters Screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) ("BBSW Screen Rate")

5 and (ii) 0.05% per annum; provided, further, that if the BBSW Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the BBSW Screen Rate shall not be available at such time for such Interest Period with respect to Australian dollars, then the BBSY Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. "BBSY Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the BBSY Rate. "BBSY Screen Rate" has the meaning given in the definition of BBSY Rate. "BKBM Rate" means,with respect to any Interest Period, the New Zealand Bank Bill Swap Reference Rate (Bid) : (a) with respect to any Interest Period between 1 and 29 days, the Lender's cost of funds; (b) with respect to any Interest Period of 1 Month to (but excluding) 3 Months, the 3 Month BKBM Screen Rate; or (c) with respect to any Interest Period of 3 or 6 months (or any other period agreed between the Company and the Lender), the bid settlement rate administered by the New Zealand Financial Markets Association applicable to such Interest Period, displayed on page BKBM of the Thomson Reuters screen at or about 10:45am on the first day of that Interest Period on the Reuters Monitor Screen page BKBM (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) (the "BKBM Screen Rate") , provided, that if the BKBM Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the BKBM Screen Rate shall not be available at such time for such Interest Period with respect to New Zealand dollars, then the BKBM Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. "BKBM Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the BKBM Rate. "BKBM Screen Rate" has the meaning given in the definition of BKBM Rate. "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Borrowers). "Borrowers' Agent" means the Company, appointed to act on behalf of each Borrower in relation to the Finance Documents pursuant to Clause 1.4 (Borrowers' Agent).

6 "Break Costs" means the amount (if any) by which: (a) the interest (excluding the Margin component) which the Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. It is an amount payable in lieu of interest which would otherwise have been paid. "Business Day" means a day (other than a Saturday or Sunday) on which: (a) banks are open for general business in Melbourne; (b) for the purposes of determining the LIBO Rate, banks are open in London; (c) for the purposes of determining the BKBM Rate, banks are open in Auckland, New Zealand; (d) in relation to any date for payment or purchase of U.S. dollars, banks are open in London and New York; and (e) in relation to any date for payment or purchase of New Zealand dollars, banks are open in Auckland, New Zealand. "Commitment" means A$65,000,000. "Existing Facility Agreement" means: (a) the document entitled 'Working Capital Agreement' dated 30 May 2003 (as amended) between, among others, the Lender and Pacific Brands Holdings Pty Ltd (ACN 098 704 646); and (b) each Existing Group Set-Off Facility. "Existing Group Set-Off Facility" means: (a) the Group Set Off Facility dated on or about 30 November 2011 (as amended) between, among others, the Lender and Pacific Brands Holdings Pty Limited; and (b) the Group Limit Agreement dated 21 March 2002 (as amended) between, among others, the Lender and Pacific Brands Holdings (NZ) Hanes New Zealand Limited.

7 "Existing Letter of Credit" means each instrument set out in Schedule 8 (Existing Letters of Credit) outstanding on the Revolving Facility Effective Date, or as otherwise agreed in writing between the Lender and the Company prior to the Revolving Facility Effective Date. "Existing Transactional Facilities" means all banking facilities (including transactional negotiation authorities, merchant acquiring, payroll and corporate card facilities) made available by the Lender to any Original Borrower prior to the Revolving Facility Effective Date (as may be amended after the Revolving Facility Effective Date). "Expiry Date" means, for a Letter of Credit, the last day of its Term. "Facility" means: (a) the revolving credit facility made available under this Agreement; and (b) any Ancillary Facility. "Facility Office" means the office or offices notified by the Lender to the Company in writing on or before the date it becomes the Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "Finance Document" means this Agreement, the First Amending Agreement, any Accession Letter, any Resignation Letter, each Ancillary Document and any other document designated as such by the Lender and the Company. “First Amending Agreement” means the document entitled ‘First Amending Agreement’ dated ___________ 2021 between, among others, the Company and the Lender. “First Effective Date” has the meaning given in the First Amending Agreement. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest). "Interpolated Rate" has the meaning given in the US Credit Agreement but with each reference to 'Administrative Agent' taken to be a reference to the Lender. "Lender" means: (a) the Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lender), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "Lender's Spot Rate of Exchange" means the Lender's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Sydney foreign exchange market at or about 11:00 a.m. on a particular day.

8 "Letter of Credit" means: (a) a letter of credit, bank guarantee or performance bond, substantially in the form set out in Schedule 9 (Form of Letter of Credit) or in any other form requested by a Borrower and agreed by the Lender; or (b) any guarantee, indemnity or other instrument in a form requested by a Borrower and agreed by the Lender. "Letter of Credit Sub-Limit" means A$5,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Letter of Credit Sub-Limit on not less than 10 Business Days' prior notice). "LIBO Rate" means, with respect to any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion; in each case, the "LIBO Screen Rate") as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period with respect to U.S. dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate. "LIBO Screen Rate" has the meaning given in the definition of LIBO Rate. "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. "Loan Sub-Limit" means A$5046,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Loan Sub-Limit on not less than 10 Business Days' prior notice). "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

9 (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. "New Group Set-Off Facility" means: (a) the Group Set-Off Facility dated on or about the date of this the Original Facility Agreement between each Australian Borrower and the Lender; and (b) the Group Set-Off Facility dated on or about the date of this Agreement between each NZ Borrower and the Lender. (b) the NZ Overdraft and Set Off Agreement. "NZ Borrower" means a Borrower incorporated in New Zealand. "NZ Financier Sub-Limit" means NZ$6,000,000 (including the NZ Overdraft Facility Sub-Limit" means NZ$1,000,000 ). "NZ Overdraft and Set Off Agreement" means the overdraft and set off agreement dated on or about the First Effective Date between Hanes New Zealand Limited and the NZ Financier. "NZ Overdraft Facility Sub-Limit" means NZ$5,000,000 (or such other amount, not exceeding the Commitment, as is agreed in writing between the Lender NZ Financier and the Company NZ Borrowers as being the NZ Overdraft Facility Sub-Limit). "Optional Currency" means U.S. dollars or New Zealand dollars. “Original Facility Agreement” means the document entitled ‘Australian Revolving Facility Agreement’ dated 15 July 2016 between, among others, the Company and the Lender. "Overdraft Facility Sub-Limit" means the Australian Overdraft Facility Sub-Limit or the NZ Overdraft Facility Sub-Limit. "Party" means a party to this Agreement. "Privacy Statement" means the current version of the Lenders privacy statement, being as at the date of this the Original Facility Agreement in the form set out in Schedule 10 (Privacy Statement). "Quotation Day" means, in relation to any period for which an interest rate is to be determined: (a) (if the currency is Australian dollars) the first day of that period; and

10 (b) (if the currency in an Optional Currency), two Business Days before the first day of that period. "Reference Bank Rate" means the arithmetic mean of the Submitted Reference Bank Rates. "Reference Banks" means: (a) in relation to Loans in Australian dollars, Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation; (b) in relation to Loans in New Zealand dollars, ANZ Bank New Zealand Limited, Westpac New Zealand Limited, Bank of New Zealand and ASB Bank Limited; or (c) in relation to all other Loans, the Administrative Agent and such other banks as may be appointed by the Lender in consultation with the Company. "Relevant Default" means: (a) an Event of Default described in Section 8.1.1 of the US Credit Agreement insofar as it relates to payment or prepayment due under a Finance Document which is continuing 2 Business Days after notification by a Lender to the Company; (b) an Event of Default described in clauses (a) through (d) of Section 8.1.9 of the US Credit Agreement; (c) an Event of Default described in Section 8.1.10 of the US Credit Agreement insofar as it relates to a Finance Document which is continuing 2 Business Days after notification by a Lender to the Company; or (d) if the Required Lenders have given a direction to the Administrative Agent in accordance with section 8.3 of the US Credit Agreement or otherwise with the consent of the Required Lenders, any other Event of Default. "Relevant Market" means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits, in relation to U.S dollars, the London interbank market and, in relation to New Zealand dollars, the New Zealand interbank market for bank accepted bills and negotiable certificates of deposits. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Renewal Request" means a written notice delivered to the Lender in accordance with Clause 6.6 (Renewal of a Letter of Credit). "Revolving Facility Effective Date" means the date on which the conditions precedent set out in Clause 4.1(a) (Initial conditions precedent) have been satisfied or waived in writing by the LenderJuly 15, 2016.

11 "Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter). "RWT-exempt status" has the meaning given to it by section YA 1 of the Income Tax Act 2007 (NZ). "RWT Lender" means a Lender that: (a) is resident in New Zealand for New Zealand income tax purposes; or (b) is a non-resident and either: (i) is a registered bank engaged in business in New Zealand through a fixed establishment in New Zealand, and not associated with a Borrower; or (ii) is party to or performs this Agreement for the purposes of the business it carries on in New Zealand through a fixed establishment in New Zealand, provided that for the purposes of this definition, the terms 'associated', 'fixed establishment' and 'registered bank' shall have the meanings given in the Income Tax Act 2007 (NZ). "Selection Notice" means a notice substantially in the form set out in Part III of Schedule 4 (Requests) given in accordance with Clause 13 (Interest Periods). "Screen Rate" means, as applicable, the LIBO Screen Rate, the BBSY Screen Rate, the BBSW Screen Rate or the BKBM Screen Rate. "Screen Rate Replacement Event" means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Lender and Borrowers, materially changed; (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

12 (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (c) in the opinion of the Lender and Borrowers, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest or fees under the Facility. "Specified Time" means a time determined in accordance with Schedule 7 (Timetables). "Submitted Reference Bank Rate" means, as to any Reference Bank, the rate (rounded upward to four decimal places) supplied to the Lender at its request by such Reference Banks as of the Specified Time on the Quotation Day for Loans in any applicable currency and the applicable Interest Period as the rate at which such Reference Bank could borrow funds in the Relevant Market and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; provided that upon supplying such Submitted Reference Bank Rate to the Lender, such Reference Bank shall certify that it has not submitted or shared such Submitted Reference Bank Rate with any individual who is formally designated as being involved in the ICE LIBOR submission process. "Syndicated Facility Agreement" means the Syndicated Facility Agreement dated on or about July 4, 2016 between Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A.. "Term" means each period determined under this Agreement for which the Lender is under a liability under a Letter of Credit. "Termination Date" means the fifth anniversary of the Revolving Facility earlier of (i) the date that is 12 months from the First Effective Date and (ii) July 16, 2022. "Unpaid Sum" means any sum due and payable but unpaid by a Borrower under the Finance Documents. "US Credit Agreement" means the Third Fourth Amended and Restated Credit Agreement, dated as of April 29December 15, 20157 (as amended, supplemented or otherwise modified) between, among others, Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A.. However, if: (a) the Lender's obligations under the US Credit Agreement are satisfied in full; (b) the US Credit Agreement is terminated or cancelled or is for any other reason invalid, illegal or otherwise unenforceable; or (c) the Lender for any reason ceases to be a party to the US Credit Agreement, the US Credit Agreement means that document as in force immediately prior to any of those events occurring.

13 "Utilisation" means a utilisation of the Facility. "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued. "Utilisation Request" means a notice substantially in the form set out in Part I or II (as applicable) of Schedule 4 (Requests). 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Lender", any "Borrower" or any "Party" shall be construed so as to include its executors, administrators, successors, permitted substitutes (including by novation) and permitted assigns to, or of, its rights and/or obligations under the Finance Documents; (ii) "assets" includes present and future properties, revenues and rights of every description; (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) the "Interest Period" of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit; (v) a "person" or "entity" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person's or entity's executors, administrators, successors, substitutes (including by novation) and assigns; (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply; (vii) a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf; (viii) a provision of law or a regulation is a reference to that provision as amended or re-enacted; (ix) a time of day is a reference to Melbourne time; and (x) the words "including", "for example" or "such as" when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

14 (b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Borrower providing "cash cover" for an Ancillary Facility or Letter of Credit means a Borrower paying an amount in the currency of the Ancillary Facility or Letter of Credit to the Lender who must apply the amount in accordance with Clause 22.2 (Cash cover). (f) A Default is "continuing" if it has not been remedied or waived in accordance with the Loan Documents. (g) A Borrower "repaying" or "prepaying" a Letter of Credit or any Ancillary Outstanding means: (i) that Borrower providing cash cover for that Letter of Credit or Ancillary Outstanding; (ii) that Borrower making a payment under Clause 7.1 (Claims under a Letter of Credit) in respect of the Letter of Credit or a Borrower reimbursing an amount paid by the Lender under the Letter of Credit under Clause 7.2 (Indemnities); (iii) the maximum amount payable under the Letter of Credit or Ancillary Outstanding being reduced or cancelled in accordance with its terms; (iv) the Letter of Credit being returned to the Lender; (v) the Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility; or (vi) providing a back-to-back letter of credit, bank guarantee or similar from a bank which, along with the terms (including fees and identity of the issuer) of such letter of credit, bank guarantee or similar instrument, must be acceptable to the Lender in its discretion, (h) and the amount by which an Ancillary Outstanding or Letter of Credit is repaid or prepaid under paragraphs (i), (ii), (iii) and (vi) above is the amount of the relevant cash cover, payment, reimbursement, reduction or cancellation. An amount borrowed includes any amount utilised by way of Letter of Credit or Ancillary Facility. (i) Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

15 (j) An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time. (k) A Borrower's obligation on Utilisations becoming "due and payable" includes the Borrower repaying any Letter of Credit in accordance with paragraph (g) above. (l) Each certificate or notice given under or in connection with this Agreement is on the basis that the director or officer signing does not have any personal liability for the certificate or notice and that the certificate or notice is given on behalf of the relevant Borrower and not the director or officer personally. 1.3 Currency symbols and definitions "US", "USD" and "U.S. dollars" denote the lawful currency of the United States of America, "A$", "AUD" and "Australian dollars" denote the lawful currency of Australia, “NZ$” and "New Zealand dollars" denotes the lawful currency of New Zealand. 1.4 Borrowers' Agent (a) Each Borrower (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Company on its behalf to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and Selection Notices), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower; (ii) the Lender to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Company, and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instructions (including any Utilisation Requests and Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrowers' Agent or given to the Borrowers' Agent under any Finance Document on behalf of another Borrower or in connection with any Finance Document (whether or not known to any other Borrower and whether occurring before or after such other Borrower became an Borrower under any Finance

16 Document) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. (c) In the event of any conflict between any notices or other communications of the Borrowers' Agent and any other Borrower, those of the Borrowers' Agent shall prevail. 1.5 Acknowledgements for the purposes of the US Credit Agreement With effect on and from the Revolving Facility First Effective Date, the Parties agree that: (a) the terms of each Existing Transactional Facility will be amended and restated on identical terms, except that there will be a new clause incorporated into each document (as the last clause, section or paragraph in the relevant document) which states: “The parties acknowledge and agree that any direct or indirect liability, contingent or otherwise, under this document are Cash Management Obligations for the purposes of the Third Fourth Amended and Restated Credit Agreement, dated as of April 29December 15, 20157 (as amended, supplemented or otherwise modified) between, among others, Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A.”; (b) any direct or indirect liability, contingent or otherwise, under any Existing Transactional Facility are Cash Management Obligations; and (c) all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers arising under or in connection with a Finance Document are Australian Obligations. 1.6 Dual participation The parties acknowledge and agree that, despite any other provision in this Agreement or any other Finance Document: (a) this Agreement is entered into by Westpac Banking Corporation (the "Australian Financier") and Westpac New Zealand Limited (the "NZ Financier") (together, the "Dual Financiers") severally, but in respect of a single Commitment; (b) a reference to "Lender" in this Agreement is a reference to either or both Dual Financiers, as the context requires; (c) amounts owing and/or payable by an Australian Borrower (other than through its New Zealand branch) shall be owing and/or payable to the Australian Financier and amounts owing and/or payable by a NZ Borrower and the New Zealand branch of the Australian Borrower shall be owing and/or payable to the NZ Financier and such amounts shall, for the avoidance of doubt, be payable to the Australian Financier and the NZ Financier (as the case may be) severally; (d) any notice, circular, communication, report or document from a Borrower to the Lender under or in connection with a Finance Document must be provided to both the Australian Financier and the NZ Financier separately; (e) any power of the Dual Financiers in their capacities as a Lender under the Finance Documents, including all rights to vote or give instructions to the Collateral Agent, may only be

17 exercised by the Australian Financier (but shall be exercised for and on behalf of the Australian Financier and the NZ Financier) except as provided in paragraph (f) below; (f) where an Event of Default is continuing, the Australian Financier and the NZ Financier may act, vote or instruct the Collateral Agent separately and for this purpose only, the 'Exposure Amount' will be construed as if the Australian Financier and the NZ Financier had separate Commitments equal to: (i) for the Australian Financier, the Commitment of the Dual Financiers minus the outstanding Utilisations that are attributable to funding portions provided by the NZ Financier; and (ii) for the NZ Financier, the outstanding Utilisations that are attributable to funding portions provided by the NZ Financier; and (g) the rights and obligations of a Lender benefit and bind them severally and not jointly.

18 SECTION 2 THE FACILITIES 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Lender makes available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Commitment. 2.2 Existing Facility Agreement and Existing Transactional Facilities With effect on and from the Revolving Facility Effective Date, the Parties agreed that: (a) each Existing Letter of Credit will be was deemed to be a Letter of Credit issued under this Agreement, with a corresponding Utilisation Date taken to have occurred on the Revolving Facility Effective Date and each Existing Letter of Credit will was no longer be taken to be issued under the Existing Facility Agreement referred to in paragraph (a) of that definition; (b) any cash advance outstanding under the Existing Facility Agreement referred to in paragraph (a) of that definition is was deemed to be a Loan with a corresponding Utilisation Date taken to have occurred on the Revolving Facility Effective Date and each such cash advance will was no longer be taken to be outstanding under the Existing Facility Agreement; (c) each Existing Facility Agreement is was terminated and the Lender and the Borrower will have had no further obligations under any Existing Facility Agreement; (d) the Existing Group Set-Off Facilities will be were replaced with the New Group Set-Off Facilities; and (e) each of the Existing Transactional Facilities will continue continued in accordance with their terms and the Lender will would not terminate any Existing Transactional Facilities by reason of the Australian Facilities Effective Date having occurred. 3. PURPOSE 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards working capital and general corporate purposes. 3.2 Monitoring The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

19 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent The Lender will only be obliged to comply with Clauses 5.4 (Loan Availability) and 6.5(a) (Issue of Letters of Credit) if: [Intentionally deleted] (a) the Australian Facilities Effective Date has occurred; and (b) the Lender has received each of the following in form and substance satisfactory to it: (i) a verification certificate from each Original Borrower given by a director of that Original Borrower in the form set out in Schedule 3, with the attachments referred to in that form, and dated no earlier than the date of this Agreement; (ii) a legal opinion from Kirkland & Ellis LLP, counsel to the Parent Borrower, as to the enforceability of this Agreement; (iii) a legal opinion from Allens, Australian legal counsel to the Lender, as to the capacity of the Australian Borrowers to enter into this Agreement; and (iv) a legal opinion from Bell Gully, New Zealand legal counsel to the Lender, as to the capacity of the NZ Borrowers to enter into this Agreement. 4.2 Further conditions precedent The Lender will only be obliged to comply with Clause 5.4 (Loan Availability) if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) no Default shall have then occurred and be continuing; (b) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (c) the aggregate Base Currency Amount of all Utilisations would not exceed the Commitment. 4.3 Maximum number of Utilisations A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

20 SECTION 3 UTILISATION 5. UTILISATION - LOANS 5.1 Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request for Loans (a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless: (i) it specifies the Borrower of the Loan; (ii) the proposed Utilisation Date is a Business Day within the Availability Period; (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iv) the proposed Interest Period complies with Clause 13 (Interest Periods). (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The Subject to paragraph (d), the currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The amount of the proposed Loan must be: (i) if the currency selected is the Base Currency, a minimum of A$2,000,000 or, if less, the Available Commitment; (ii) if the currency selected is U.S. dollars, a minimum of US$2,000,000 or, if less, the Available Commitment; and (iii) if the currency selected is New Zealand dollars, a minimum of NZ$2,000,000 or, if less, the Available Commitment. (c) The maximum aggregate Base Currency Amount of all Loans shall not exceed the Loan Sub-Limit. (a) The NZ Financier is only required to make Loans: (i) available in New Zealand dollars or the Base Currency; and (ii) that do not exceed at any time, in aggregate, the NZ Financier Sub-Limit.

21 5.4 Loan availability (a) If the conditions set out in this Agreement have been met, the Lender shall make each Loan available by the Utilisation Date through its Facility Office. (b) The Lender shall determine the Base Currency Amount of the Loan which is to be made in an Optional Currency and shall notify the Company of the amount, currency and the Base Currency Amount of the Loan, and, if different, the amount to be made available in accordance with Clause 26.1 (Payments to the Lender), by the Specified Time. 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6. UTILISATION - LETTERS OF CREDIT 6.1 Letters of Credit (a) The Facility may be utilised by way of Letters of Credit. (b) Clause 5 (Utilisation - Loans) does not apply to Utilisations by way of Letters of Credit. (c) The Available Commitment of the Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit. (d) Each Borrower shall use a Letter of Credit for general corporate purposes. 6.2 Delivery of a Utilisation Request for Letters of Credit A Borrower (or the Company on behalf of any Australian Subsidiary or New Zealand Subsidiary) may request a Letter of Credit to be issued by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time. 6.3 Completion of a Utilisation Request for Letters of Credit Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless: (a) it specifies the Borrower of that Letter of Credit; (b) it specifies that it is for a Letter of Credit; (c) the proposed Utilisation Date is a Business Day within the Availability Period; (d) the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount); (e) the form of Letter of Credit is attached and is substantially in the form set out in Schedule 8 (Form of Letter of Credit) or another form that has been agreed in writing by the Lender;

22 (f) the delivery instructions for the Letter of Credit are specified. 6.4 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) Subject to paragraph (c) below, the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Commitment and which is: (i) if the currency selected is the Base Currency, a minimum of A$1,000 or, if less, the Available Commitment; (ii) if the currency selected is U.S. dollars, a minimum of US$1,000 or, if less, the Available Commitment; and (iii) if the currency selected is New Zealand dollars, a minimum of NZ$1,000 or, if less, the Available Commitment. (c) The maximum aggregate Base Currency Amount of all Letters of Credit shall not exceed the Letter of Credit Sub-Limit. 6.5 Issue of Letters of Credit (a) If the conditions set out in this Agreement have been met, the Lender shall issue the Letter of Credit on the Utilisation Date. (b) The Lender will only be obliged to comply with paragraph (a) above if on the: (i) date of the (A) Utilisation Request and on the proposed Utilisation Date, no Default shall have then occurred and be continuing, or (B) Renewal Request, no Event of Default shall have then occurred and be continuing (as applicable); and (ii) date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). (c) The Lender shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency. (d) The Lender has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Lender may assume that those conditions have been met unless it is expressly notified to the contrary. The Lender will have no liability to any person for issuing a Letter of Credit based on such assumption.

23 (e) The Lender may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to issue that Letter of Credit in any particular form of communication. 6.6 Renewal of a Letter of Credit (a) A Borrower may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Lender of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time. (b) The Lender shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (e) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply. (c) The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that: (i) its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and (ii) its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request. (d) Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Lender shall amend and re-issue any Letter of Credit pursuant to a Renewal Request. (e) Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Lender is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Lender or the Lender is satisfied either that it will be returned to it or otherwise that no liability can arise under it. 6.7 Letter of Credit which does not expire before Termination Date A Letter of Credit may be issued with or without an Expiry Date. If a Letter of Credit does not have an Expiry Date, or the Expiry Date of the Letter of Credit is after the Termination Date, the Borrower that requested the issue of that Letter of Credit shall repay or prepay the Letter of Credit on the Termination Date. 7. LETTERS OF CREDIT 7.1 Claims under a Letter of Credit (a) Each Borrower irrevocably and unconditionally authorises the Lender to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order and to make any payment under Clause 7.4 (Voluntary pay-out) (in this Clause 7, a "claim").

24 (b) The relevant Borrower shall pay to the Lender an amount equal to the amount of any claim on the day on which the Lender pays that claim. If the Borrower does not pay this amount to the Lender on the date on which the Lender pays the claim, interest shall accrue on the amount from that date up to the actual date of payment in accordance with Clause 12.3 (Default interest). (c) If under this Agreement, a Borrower is obliged to pay or indemnify the Lender for amounts paid under a claim under a Letter of Credit, the Borrower shall (unless the Company notifies the Lender otherwise) be deemed to have requested a Loan in accordance with paragraph (d) below. (d) On the date the Lender demands a Borrower to pay or indemnify the Lender for amounts paid under a claim under a Letter of Credit, the Borrower shall be deemed to have delivered to the Lender a duly completed Utilisation Request requesting a Loan: (i) for an amount equal to the amount of the claim (if applicable, less any cash cover); (ii) for an Interest Period of three Months or such other period of up to six Months as notified by the relevant Borrower to the Lender prior to the Utilisation Date; and (iii) with a Utilisation Date on the date of receipt of the relevant demand or notification. The proceeds of the Loan shall be used to pay the relevant claim. (e) Each Borrower acknowledges that the Lender: (i) may make payments under a Letter of Credit by any means that it determines; (ii) may make any payments under a Letter of Credit despite any direction by the Borrower to the Lender not to pay, any dispute between the Borrower and the Lender as to the Lender’s obligation to pay, any dispute between the Borrower and the beneficiary or any claim by the Borrower that a claim under the Letter of Credit is not valid; (iii) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; (iv) may refuse to make a payment under a Letter of Credit (in its absolute discretion) where it considers that a claim under, or any other document presented under the Letter of Credit, does not comply with the terms of the Letter of Credit; and (v) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

25 (f) The obligations of a Borrower under this Clause 7 will not be affected by: (i) the sufficiency, accuracy or genuineness of any claim or any other document; (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document; (iii) any act of any Governmental Authority, court, arbitral body, agency or authority or the application of any law or regulation affecting any Letter of Credit; or (iv) any failure by any person to obtain any Authorisation required or desirable in connection with any Letter of Credit. 7.2 Indemnities (a) Without prejudice to each Borrower's obligation under Clause 7.1 (Claims under a Letter of Credit), each Borrower shall promptly on demand indemnify the Lender against any cost, loss or liability incurred by the Lender (otherwise than by reason of the Lender's fraud, gross negligence or wilful misconduct) in acting as the Lender under any Letter of Credit requested by that Borrower (including as a result of the Lender making a payment under Clause 7.4 (Voluntary pay- out)). (b) The obligations of each Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by the Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. (c) The obligations of any Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including: (i) any time, waiver or consent granted to, or composition with, any Borrower, any beneficiary under a Letter of Credit or any other person; (ii) the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor or any other person; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower, any beneficiary under a Letter of Credit or any other person;

26 (v) any amendment (however fundamental) or replacement of any Loan Document, any Finance Document, any Letter of Credit or any other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document, any Finance Document, any Letter of Credit or any other document or security; or (vii) any insolvency or similar proceedings. 7.3 Rights of contribution No Borrower will be entitled to any right of contribution or indemnity from the Lender in respect of any payment it may make under this Clause 7. 7.4 Voluntary pay-out The Lender may cancel a Letter of Credit by paying to the beneficiary the outstanding amount of the Letter of Credit or any lesser amount specified by the beneficiary at any time: (a) while an Event of Default is continuing; or (b) if it becomes unlawful (or impossible as a result of a change in law or regulation) for the Lender to leave the Letter of Credit outstanding. 8. ANCILLARY FACILITIES 8.1 Type of Facility An Ancillary Facility may be by way of: (a) an overdraft facility; (b) a guarantee, bonding, documentary or stand-by letter of credit facility; (c) any other facility or accommodation which is agreed by the Company and the Lender. 8.2 Availability (a)Subject to the Revolving Facility Effective Date having occurred: (a) The Lender: (i) the Lender will make available to the Australian Borrowers who are party to it an overdraft facility on the terms set out in the New Group Set-Off Facility referred to in paragraph (a) of that definition in an amount equal to the Australian Overdraft Facility Sub-Limit; and (ii) the Lender will make available to the NZ Borrowers who are party to it an overdraft facility on the terms set out in the New Group Set-Off Facility referred to in paragraph (b) of that definition in an amount equal to the New Zealand NZ Overdraft Facility Sub-Limit.

27 Each New Group Set-Off Facility will be an Ancillary Facility for the purposes of this Agreement and the Available Commitment will be reduced by the amount of the Ancillary Commitment under those Ancillary Facilities. (b) If a Borrower and the Lender agree, the Lender may provide any other Ancillary Facility in place of all or part of the Available Commitment (which shall be reduced by the amount of the Ancillary Commitment under that Ancillary Facility). (c) The terms of any Ancillary Facility will be those agreed by the Lender and the relevant Borrower. 9. OPTIONAL CURRENCIES 9.1 Selection of currency A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Utilisation in a Utilisation Request. 9.2 Currency Equalisation (a) On the last day of each calendar quarter (or, for any Interest Period shorter than 3 months, the last day of that Interest Period) (a "Calculation Date") the Lender shall recalculate the Base Currency Amount of each Utilisation by notionally converting the outstanding amount of that Utilisation into the Base Currency using the Lender's Spot Rate of Exchange on the date of calculation. (b) If the aggregate Base Currency Amount of each Utilisation as calculated under paragraph (a) above exceeds the Commitment on the Calculation Date, then the Company shall, within 5 Business Days of written notice from the Lender, ensure that Utilisations are prepaid in an amount necessary to ensure that the Utilisations do not exceed the Commitment.

28 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 10. REPAYMENT 10.1 Repayment of Loans Each Borrower which has drawn a Loan shall repay that Loan on the Termination Date. The Facility will be terminated on the Termination Date and the Borrowers shall pay in full all other amounts outstanding under any Finance Document on the Termination Date. 11. PREPAYMENT AND CANCELLATION 11.1 Illegality If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation), after the date of this the Original Facility Agreement, for the Lender to perform any of its obligations as contemplated by this Agreement or any Ancillary Document or to fund, issue or maintain any Utilisation: (a) the Lender shall promptly notify the Company upon becoming aware of that event; (b) upon the Lender notifying the Company, the Available Commitment of the Lender will be immediately cancelled; and (c) to the extent the Lender’s participation has not been transferred pursuant to Clause 23 (Changes to the Lender), each Borrower shall repay each Utilisation made to that Borrower on the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Lender's corresponding Commitment(s) shall be cancelled in the amount repaid. 11.2 Illegality in relation to Letter of Credit If it becomes unlawful (or impossible as a result of a change in law or regulation), after the date of this the Original Facility Agreement, for the Lender to issue or leave outstanding any Letter of Credit, then: (a) the Lender shall promptly notify the Company upon becoming aware of that event; (b) upon the Lender notifying the Company, the Lender shall not be obliged to issue any Letter of Credit; (c) the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by the Lender and outstanding at such time on or before the date specified by the Lender in the notice delivered to the Company (being no earlier than the last day of any applicable grace period permitted by law); and (d) the Facility shall cease to be available for the issue of Letters of Credit.

29 11.3 Voluntary cancellation The Company may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of A$5,000,000 and a whole multiple of A$1,000,000) of an Available Commitment. Any cancellation under this Clause 11.3 shall reduce the Commitment of the Lender. 11.4 Voluntary prepayment of Utilisations The Borrower to which a Utilisation has been made may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of A$5,000,000 and a whole multiple of A$1,000,000). 11.5 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement or an Ancillary Document. (e) No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

30 SECTION 5 COSTS OF UTILISATION 12. INTEREST 12.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) the Applicable Margin; and (b) the Applicable Base Rate. 12.2 Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period). 12.3 Default interest (a) If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Borrower on demand by the Lender. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent per annum and the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 12.4 Notification of rates of interest The Lender shall promptly notify the relevant Borrower of the determination of a rate of interest under this Agreement.

31 13. INTEREST PERIODS 13.1 Selection of Interest Periods (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice. (a) Each Selection Notice is irrevocable and must be delivered to the Lender by the Borrower (or the Company on behalf of a Borrower) not later than the Specified Time. (b) If a Borrower (or the Company) fails to deliver a Selection Notice to the Lender in accordance with paragraph (b) above, the relevant Interest Period will be the same as the preceding Interest Period. (c) Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period of 3 or 6 Months (or any other period agreed between the Company and the Lender). (d) An Interest Period for a Loan shall not extend beyond the Termination Date. 13.2 Non-Business Days If Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 13.3 Consolidation and division of Loans Subject to Clause 5.3 (Currency and amount), if a Borrower (or the Company) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided with the amounts specified in that Selection Notice, being an aggregate of the Loan immediately before its division. 14. CHANGES TO THE CALCULATION OF INTEREST 14.1 Deposits Unavailable; Inability to Determine Rates (a) If at the time that the Lender seeks to determine the Screen Rate on the Quotation Day for any Interest Period for a Loan and the Screen Rate shall not be available for such Interest Period for any reason and the Lender shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Applicable Base Rate for such Interest Period for such Loan shall be the Reference Bank Rate; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if, as of the Specified Time on the Quotation Day for such Interest Period: (i) in respect of a BBSY Rate Loan or BKBM Rate Loan, the Reference Bank Rate is not available, paragraph (c) shall apply; and

32 (ii) in respect of a LIBO Rate Loan, fewer than two Reference Banks shall have supplied a Submitted Reference Bank Rate to the Lender for the purposes of determining the LIBO Rate, the Lender shall be deemed to have determined that adequate and reasonable means do not exist for ascertaining the LIBO Rate and paragraph (b)(ii) below shall apply. (b) If the Lender shall have determined that: (i) U.S. dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or (ii) by reason of circumstances affecting it’s Relevant Market, adequate means do not exist for ascertaining the interest rate applicable to LIBO Rate Loans; or (iii) in respect of BBSY Rate Loans, if before 5 p.m. on the Business Day after the Quotation Day for the relevant Interest Period, the Lender determines that the cost to it of funding its participation in a BBSY Rate Loan (from the wholesale market for Australian dollars) would be in excess of the BBSY Rate; or (iv) in respect of BKBM Rate Loans, if before 5 p.m. on the Business Day after the Quotation Day for the relevant Interest Period, the Lender determines that the cost to it of funding its participation in a BKBM Rate Loan (from the wholesale market for New Zealand dollars) would be in excess of the BKBM Rate, then: (v) if paragraph (b)(i) or (b)(ii) applies, upon notice from the Lender to the Borrowers, the obligations of the Lender under to make or continue any Loans as LIBO Rate Loans shall forthwith be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and (vi) if paragraph (b)(iii) or (b)(iv) applies, paragraph (c) shall apply to the BBSY Rate Loan or the BKBM Rate Loan for the relevant Interest Period. (c) If this paragraph (c) applies: (i) the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of Applicable Margin and the rate of interest notified by the Lender to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select (to be notified as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period); and (ii) if the Lender or the Company so requires, the Lender and the Company shall enter into negotiations (for a period of not more than 30 days) with a

33 view to agreeing a substitute basis for determining the rate of interest, and any such alternative basis agreed shall, with the prior consent of all the Lender and the Company, be binding on all Parties. 14.2 Break Costs (a) Each Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate to the Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue. 14.3 Screen Rate Replacement Event If a Screen Rate Replacement Event has occurred in relation to a Screen Rate, the Borrowers and Lender will in good faith commence negotiations 6 months before formal cessation of that Screen Rate to amend this Agreement as may be required to effect any amendment or waiver which relates to: (a) providing for the use of a Replacement Benchmark in relation to that currency in place of (or in addition to) the affected Screen Rate; and (b) (i) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (ii) enabling that Replacement Benchmark to be used for the calculation of interest or fees under the Finance Documents (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of the Finance Documents); (iii) implementing market conventions applicable to that Replacement Benchmark; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; and/or (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation).

34 15. FEES 15.1 Line fee (a) The Company shall pay to the Lender a fee in the Base Currency computed at the Applicable Line Fee Rate on the Commitment for the Availability Period. (b) The accrued line fee is payable on the last day of each calendar quarter which ends during the relevant Availability Period, on the last day of the Availability Period, and on the cancelled amount of the Commitment at the time the cancellation is effective. (c) No line fee is payable under this Clause unless the Revolving Facility Effective Date occurs. 15.2 Establishment Fee (a) The Company shall pay to the Lender an establishment fee in the Base Currency computed at 0.60% on the Commitment on the Revolving Facility Effective Date. [Intentionally deleted] (b) No establishment fee is payable under this Clause unless the Revolving Facility Effective Date occurs. 15.3 Fees payable in respect of Letters of Credit (a) Each Borrower shall pay to the Lender a Letter of Credit fee in the Base Currency computed at the rate equal to the Applicable L/C Rate on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date or if the Letter of Credit does not have an Expiry Date, until the Letter of Credit is repaid in one of the ways set out Clauses 1.2(g)(ii) to 1.2(g)(v). (b) The accrued Letter of Credit fee on a Letter of Credit shall be payable on the last day of each calendar quarter. If the outstanding amount of a Letter of Credit is reduced, any Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective. (c) If a Borrower provides cash cover in respect of any Letter of Credit: (i) the Letter of Credit fee shall continue to be payable until the expiry of the Letter of Credit; and (ii) each Borrower shall be entitled to apply interest accrued on the cash cover to pay the fees described in paragraph (i) above. (d) No Letter of Credit fee is payable under this Clause unless the Revolving Facility Effective Date occurs.

35 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 16. TAX GROSS UP AND INDEMNITIES (a) Section 4.6 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to the 'Administrative Agent' taken to be a reference to the Lender and each reference to a 'Loan Document' taken to be a reference to a Finance Document. (b) The Parties agree that the term "Non-Excluded Taxes" used in the US Credit Agreement shall have the meaning given to it in the Syndicated Facility Agreement for the purposes of this Agreement except that it shall be taken to include the following clause: (xi) any withholding tax required to be deducted or withheld because the Lender is not an Australian Qualifying Lender, other than where that Lender has ceased to be an Australian Qualifying Lender as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of), any law or tax treaty or any published practice of any relevant taxing authority, and such withholding or deduction would not have been required if the Lender were an Australian Qualifying Lender. (c) The Lender represents and warrants that it is an Australian Qualifying Lender other than: (i) Westpac New Zealand Limited; or (ii) a Lender which has notified the Borrower in writing that: (A) it is not an Australian Qualifying Lender at the date it becomes a party to this Agreement; or (B) it has ceased to be an Australian Qualifying Lender after such date referred to in (ii)(A). (d) For the purposes of this Clause 16 only, the terms below have the following meanings: "Australian Qualifying Lender" means: (a) an Australian Treaty Lender; or (b) a Lender which receives all payments of interest in respect of a Loan either: (i) as a resident of Australia (and not in the course of carrying on a business at or through a permanent establishment outside Australia); or (ii) as a non-resident of Australia in the course of carrying on a business at or through a permanent establishment in Australia.

36 "Australian Treaty" has the meaning assigned to such term in the definition of Australian Treaty State. "Australian Treaty Lender" means a Lender that: (c) is treated as a resident of an Australian Treaty State for the purposes of the applicable Australian Treaty; (d) is entitled under the provisions of such Australian Treaty to receive all payments of interest in respect of a Loan or Letter of Credit, or otherwise under this Agreement without a withholding or deduction for, or on account of, any Australian Tax; and (e) does not carry on a business at or through a permanent establishment in Australia. "Australian Treaty State" means a jurisdiction having a double taxation agreement (an “Australian Treaty”) with Australia which makes provision for full exemption from tax imposed by Australia on interest paid to “financial institutions” (as defined in the relevant Australian Treaty). 16A RESIDENT WITHHOLDING TAX (a) Each Lender that is a resident in New Zealand for tax purposes or which is engaged in business through a fixed establishment in New ZealandRWT Lender: (i) Confirms to each Borrower that it holds a valid certificate of exemption (certificate of exemption) has RWT -exempt status issued pursuant to section RE 27 of the Income Tax Act 2007; and (ii) agrees to notify each Borrower immediately if it ceases to holdhave, or ceases to be entitled to holdhave, a certificate of exemptionRWT-exempt status. (b) If, at any time, any such Lender ceases to be entitled to hold a certificate of exemption have RWT-exempt status and, as a result, a Borrower is required to make an additional payment under Clause 16 each Borrower and the relevant Lender will negotiate for a period not exceeding 20 Business Days with a view to agreeing upon an arrangement which will ensure, so far as possible, that the Borrowers are not disadvantaged and that the Lender is not advantaged by reason of the loss of the certificate of exemptionRWT-exempt status. If no such arrangement is agreed within the 20 Business Day period, Clause 16 will continue to apply. 17. INCREASED COSTS Section 4.5 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to the 'Closing Date' taken to be a reference to the Revolving Facility Effective DateJuly 15, 2016, each reference to a 'Commitment' taken to be the Commitment or an Ancillary Commitment, each reference to a 'Credit Extension' taken to be a Utilisation, each reference to a 'Letter of Credit' taken to be a Letter of Credit under this Agreement and each reference to a 'Borrower' taken to be a reference to a Borrower under this Agreement.

37 18. OTHER INDEMNITIES 18.1 Currency indemnity (a) If any sum due from a Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Borrower; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Borrower shall as an independent obligation, within five Business Days of demand (or the date specified in the demand, whichever is later), indemnify the Lender against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 18.2 Costs and Expenses Section 10.3 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or 'Issuer' taken to be a reference to a Borrower under this Agreement, each reference to a 'Lead Arranger' or 'Agent' or 'Secured Party' taken to be a reference to the Lender and each reference to a 'Loan Document' taken to be a reference to a Finance Document 18.3 Other indemnities Section 10.4 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Indemnified Party' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document 19. MITIGATION BY THE LENDER 19.1 Mitigation (a) The Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs) including (but not

38 limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Borrower under the Finance Documents. 19.2 Limitation of liability (a) The Company shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 19.1 (Mitigation). (b) The Lender is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

39 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 20. REPRESENTATIONS Article VI of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Administrative Agent' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document. 21. UNDERTAKINGS Article VII of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Administrative Agent' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document. 22. EVENTS OF DEFAULT 22.1 Acceleration (a) On and at any time after the occurrence of a Relevant Default which is continuing, the Lender may, by notice to the Company: (i) cancel the Commitment and any Ancillary Commitment whereupon it shall immediately be cancelled; (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; (iii) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Lender; (iv) declare that cash cover in respect of each Letter of Credit or Ancillary Facility is immediately due and payable whereupon it shall become immediately due and payable; and/or (v) declare that cash cover in respect of each Letter of Credit or Ancillary Facility is payable on demand at which time it shall immediately become due and payable on demand by the Lender.

40 22.2 Cash cover The Lender shall place any cash cover it receives into an account in the name of the Borrower (whether or not interest bearing) and in respect of which the following conditions must be met: (a) the account is with the Lender; (b) until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Lender amounts due and payable to it under this Agreement in respect of that Letter of Credit, or otherwise as agreed in writing by the Lender; and (c) if the Lender requests it, the Borrower has executed a security document, in form and substance satisfactory to the Lender, creating a first ranking security interest over that account. 22.3 Ancillary Facilities (a) Without prejudice to any other right, remedy, power or discretion, on and at any time after the occurrence of Relevant Default which is continuing, the Lender may declare all or part of the amounts outstanding under the Ancillary Facilities to be immediately due and payable. (b) Each relevant Borrower must immediately repay or provide cash cover, as the case may be, in respect of the Ancillary Facility, on receipt of a notice under Clause 22.3(a).

41 SECTION 9 CHANGES TO PARTIES 23. CHANGES TO THE LENDER 23.1 Assignments and novations by the Lender Subject to this Clause 23, the Lender (the "Existing Lender") may: (a) assign any of its rights; or (b) novate any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the "New Lender"). 23.2 Conditions of assignment or novation (a) The consent of the Company is required for an assignment or novation by the Existing Lender, unless the assignment or novation is: (i) to an Affiliate of the Lender; (ii) made at a time when an Event of Default is continuing; or (iii) to a securitisation or funding vehicle where the Lender remains lender of record and controls voting decisions. (b) The consent of the Company to an assignment or novation must not be unreasonably withheld or delayed or subject to unreasonable conditions (unless the proposed assignee or novatee is a competitor, a vulture, a special situations or distressed debt trust, fund or entity, whether a hedge fund or otherwise, which principally invests in distressed debt, in which case the obligation to act reasonably does not apply). The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. (c) If: (i) a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses in respect of those circumstances to the same extent as the Existing Lender or Lender acting through its previous

42 Facility Office would have been if the assignment, novation or change had not occurred. 24. CHANGES TO THE BORROWERS 24.1 Assignments and novation by Borrowers No Borrower may assign any of its rights or novate any of its rights or obligations under the Finance Documents other than with the consent of the Lender. 24.2 Additional Borrowers (a) The Company may request that any Australian Subsidiary Guarantor or New Zealand Subsidiary Guarantor becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if: (i) the Lender approves the addition of that Subsidiary; (ii) the Company delivers to the Lender a duly completed and executed Accession Letter; (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (iv) the Lender has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower) in relation to that Additional Borrower, each in form and substance satisfactory to the Lender. (b) The Lender shall notify the Company promptly upon receipt of all the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower)). 24.3 Resignation of a Borrower (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Lender a Resignation Letter. (b) The Lender shall accept a Resignation Letter and notify the Company of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

43 SECTION 10 THE LENDER 25. CONDUCT OF BUSINESS BY THE LENDER No provision of this Agreement will: (a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; or (b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim.

44 SECTION 11 ADMINISTRATION 26. PAYMENT MECHANICS 26.1 Payments to the Lender (a) On each date on which a Borrower is required to make a payment under a Finance Document, that Borrower shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Lender in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account with such bank as the Lender specifies. 26.2 Distributions to a Borrower The Lender may (with the consent of the Borrower or in accordance with Clause 27 (Set- off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 26.3 Partial payments (a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Lender (other than any amount under Clause 7.1 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit), Clause 7.2 (Indemnities)) under the Finance Documents; (ii) secondly, in or towards payment of any accrued interest, fees or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 7.1 (Claims under a Letter of Credit) and 7.2 (Indemnities); and (iv) fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents. (b) The Lender may vary the order set out in paragraphs (a)(ii) to (a)(iv) above inclusive. (c) Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

45 26.4 No set-off by Borrowers All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 26.5 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 26.6 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from a Borrower under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 26.7 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Company) specifies to be necessary,

46 be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 26.8 Anti-money laundering (a) The Lender may delay, block or refuse to process any payment or other transaction without incurring any liability if the Lender knows or reasonably suspects that the transaction or the application of its proceeds will: (i) breach, or cause the Lender to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or (ii) allow the imposition of any penalty on the Lender or its Affiliates under any such law or regulation, including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Lender or its Affiliate, or the direct or indirect proceeds of unlawful activity. (b) As soon as practicable after the Lender becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Company and consult in good faith but in each case only to the extent the Lender determines it is legally permitted to do so. In making that determination the Lender shall act reasonably. (c) The Company shall promptly advise the Lender if any Borrower enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Lender from time to time in relation to any principal for which a Borrower may be acting. (d) Each Borrower undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti- money laundering, counter-terrorism financing or sanctions. 26.9 Privacy If a Borrower gives the Lender personal information about an individual, or directs an individual to provide their personal information to the Lender, then the Borrower must show that individual a copy of the Privacy Statement so that the individual may understand the manner in which their information may be used or disclosed. Notwithstanding any other provision of a Finance Document, no Default will occur by reason of a Borrower’s failure to comply with this Clause 26.9. 27. SET-OFF The Lender may, but need not, in accordance with the terms of any Ancillary Document or otherwise if a Relevant Default is continuing, set off any matured obligation due from a Borrower under the Finance Documents against any obligation owed by the Lender to that Borrower (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation (other than any payroll, trust or tax account). If the

47 obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 28. NOTICES 28.1 Communications in writing Any communication or document to be made or delivered under or in connection with the Finance Documents: (a) must be in writing; (b) in the case of a notice by a Borrower, must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 28.4 (Email communication) and Clause 28.5 (Reliance); and (c) unless otherwise stated, may be made or delivered by fax, by letter or by email. 28.2 Addresses The address, and email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is in the case of the Lender or the Company, that specified in Schedule 1 (The Original Parties) or notified in writing to the Lender (in the case of a change made by any Borrower) or notified to the Company (in the case of a change made by the Lender), on or prior to the date on which it becomes a Party, or any substitute address, fax number, email address or department or officer as the Party may notify to the Lender or Company (as applicable) by not less than five Business Days' notice. 28.3 Delivery (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered: (i) if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form] by any means within two hours after: (A) receipt, if in business hours in the city of the recipient; or (B) if not, the next opening of business in the city of the recipient; or (i) (ii)if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or (ii) (iii)if by way of email, as specified in Clause 28.4 (Email communication), and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

48 (b) Any communication or document made or delivered to the Company in accordance with this Clause 28 will be deemed to have been made or delivered to each of the Borrowers. (c) A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient. 28.4 Email communication (a) Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only: (i) on the first to occur of the following: (A) when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of: (1) dispatch if in business hours in the city of the address; or (2) if not, the next opening of business in such city; (B) the sender receiving a message from the intended recipient's information system confirming delivery of the email; and (C) the email being available to be read at one of the email addresses specified by the sender; and (ii) the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format. (b) In relation to an email with attached files: (i) if the attached files are more than 3 MB in total, then: (A) at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and (B) if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient of; and (ii) if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and (iii) if within two hours of:

49 (A) dispatch of the email if in business hours in the city of the recipient; or (B) if not, the next opening of business in the city of the recipient, the recipient notifies the sender as provided in subparagraph (i) (B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph. (c) An email which is a covering email for a notice signed by the Borrower's authorised signatory does not itself need to be signed by an authorised signatory. (d) Email and other electronic notices from the Lender generated by Loan IQ or other system software do not need to be signed. 28.5 Reliance (a) Any communication or document sent under this Clause 28 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 28.1(b)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation). (b) Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party. 28.6 English language (a) Any notice or other communication given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 29. CALCULATIONS AND CERTIFICATES 29.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate. 29.2 Certificates and Determinations Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

50 29.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 30. PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 31. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 32. AMENDMENTS Any term of a Finance Document may be amended only in writing between the Borrowers (or the Company on behalf of each Borrower) and the Lender. 33. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 34. INDEMNITIES AND REIMBURSEMENT All indemnities and reimbursement obligations (and any other payment obligations of any Borrower) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Loans and cancellation or expiry of the Commitments. 35. ACKNOWLEDGEMENT The Borrowers have not relied on the Lender or any its advisers or on any conduct (including any recommendation) by any of them. The Borrowers have obtained their own tax and legal advice.

51 The Code of Banking Code of Practice published by the Australian Banking Association does not apply to the Finance Documents and the transactions under them.

52 SECTION 12 GOVERNING LAW AND ENFORCEMENT 36. GOVERNING LAW THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). 37. ENFORCEMENT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN THIS AGREEMENT. EACH PERSON PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PERSON PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS CLAUSE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. 38. WAIVER OF TRIAL BY JURY THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY

53 LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH LENDER OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS CLAUSE (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS CLAUSE IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT. This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL PARTIES

The Original Borrowers

Name	Registration number (or equivalent, if any)	Address for Service of Notice
HBI ~~Australia Acquisition Co.~~ Holdings Australasia Pty Ltd	ACN 612 185 476	Level 1, ~~1096 Toorak~~ 115 Cotham Road ~~Hartwell, VIC 3124~~Kew, Victoria 3101 Australia
~~Pacific Brands (Australia)~~ Hanes Holdings Australasia Pty Ltd	ACN 107 285 049	As above
~~Pacific Brands~~ Hanes ~~Clothing~~ Innerwear Australia Pty Ltd	ACN 098 742 655	As above
~~Pacific Brands Holdings (NZ) Limited~~	~~Company No. 1174050~~	~~As above~~
~~Pacific Brands Holdings~~ Hanes Australia Pty Ltd	ACN 098 704 646	As above
~~Pacific Brands Limited~~ Hanes Australasia Pty Ltd	ACN 106 773 059	As above
~~Pacific Brands~~ Hanes Technology Services ~~Group~~ Australia Pty Ltd	ACN 093 040 745	~~As above~~As above
~~Pacific Brands Sport & Leisure Pty Ltd~~	~~ACN 098 742 708~~	~~As above~~
Sheridan Australia Pty Ltd	ACN 094 091 380	As above
Hanes New Zealand Limited	Company No. 1174050	c/o Kensington Swan, Level 9, 89 The Terrace, Wellington 6143 New Zealand
Sheridan N.Z. Limited	Company No. 1056905	~~As above~~c/o Kensington Swan, Level 9, 89 The

54

55 Terrace, Wellington 6143 New Zealand

56 The Original Lender Name of Original Lender Address for Service of Notice Westpac Banking Corporation Level 7, 150 Collins Street Melbourne VIC 3000 Westpac New Zealand Limited Level 8, 16 Takutai Square Auckland 1010

57 Schedule 2 CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER 1. An Accession Letter, duly executed by the Additional Borrower and the Company. A verification certificate given by a director of the Additional Borrower if the Additional Borrower is incorporated in Australia in the form set out in Part A of Schedule 3, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter. 2. A director's certificate given by a director of the Additional Borrower if the Additional Borrower is incorporated in New Zealand in the form set out in Part B of Schedule 3, with any attachments referred to in that form, and dated no earlier than the date of the Accession Letter. 3. 3.A copy of any other authorisation or other document, opinion or assurance necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document against the Additional Borrower. 4. 4.A legal opinion of the legal advisers to the Additional Borrower or the Lender in the jurisdiction in which the Additional Borrower is incorporated.

58 Schedule 3 FORM OF VERIFICATION CERTIFICATE Part A – Form of Verification Certificate From: [Company/Additional Borrower] To: [Lender] HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement Dated [ ] (as amended from time to time) (the "Agreement") I am a director of [ ] of [address] ("Company") and am authorised to execute this certificate in the name of the Company and give this certificate without any personal liability. I refer to the Agreement. Terms defined in the Agreement shall have the same meaning in this certificate unless given a different meaning in this certificate. Attached are complete copies of the following: (a) The constitutional documents of the Company. (b) Extracts of minutes of a meeting of directors of the Company: Approving the terms of, and the transactions contemplated by, the Finance Documents to which it is expressed to be a party and resolving that it execute the Finance Documents to which it is expressed to be a party; Authorising the execution of [each Finance Document to which it is expressed to be a party on its behalf]/[a power of attorney for execution of each Finance Document to which it is expressed to be a party]; and Authorising a specified person or persons, on its behalf, as authorised signatory to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is expressed to be a party.] (c) [Any power of attorney [duly stamped and registered where necessary] under which the Company executed any Finance Document to which it is expressed to be a party, executed under common seal or by two directors or a director and a secretary.] (d) A specimen signature of each person authorised to give notices for the Company. The Company is solvent. ………………………………… ………………………………………….. Director]

59 Part B – Form of Director's Certificate TO: [Lender] AND TO: [Lender's New Zealand solicitors] I, , a director of [ ] ("Company"), certify as follows: 1. BOARD RESOLUTIONS 1.1 The board of directors of the Company ("Board") has passed all necessary resolutions to: (a) approve the transactions ("Transactions") contemplated by the document[s] listed in the schedule ("Document[s]"), and the Document[s] [themselves][itself]; (b) authorise signing of the Document[s] by or on behalf of the Company in the manner in which [they have][it has] actually been signed[; and (c) authorise the persons specified in paragraph 11 to give any notices and other communications, and take any other action required, under or in connection with the Document[s] on behalf of the Company]. 1.2 The resolutions were duly passed [OPTION 1: in writing signed by [all of] the directors of the Company [entitled to receive notice of a meeting of the Board].] [OPTION 2: at a meeting of the Board which was properly convened and in respect of which all quorum requirements were duly observed.] 1.3 The resolutions remain in full force and effect. 2. DIRECTORS' SELF INTERESTED TRANSACTIONS 2.1 [OPTION 1: To the best of my knowledge and belief after making due enquiry [of each other director (as that term is defined in section 126 of the Companies Act 1993 ("Act")) of the Company], none of the directors (as so defined) of the Company has an interest (as that term is defined in section 139 of the Act) in the Transactions.] [OPTION 2: After making due enquiry, it has been determined that one or more of the Company's directors (as that term is defined in section 126 of the Companies Act 1993 ("Act")) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions and such interests have been entered in the interests register accordingly. The Transactions have been disclosed to [the sole shareholder][all shareholders] of the Company. 2.2 [The Company's sole entitled person has][All of the Company's entitled persons have] agreed in writing (pursuant to section 107(3) of the Act) to the Company's entry into and performance of the Document[s] and the Transactions (so that nothing in sections 140 and 141 of the Act will apply to the Transactions).]

60 2.3 In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view that the Company is receiving or will receive fair value under them. 3. BEST INTERESTS 3.1 In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view [OPTION 1: that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company.] [OPTION 2: (pursuant to an express provision in the constitution of the Company) that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company's holding company[ and as the Company is not a wholly owned subsidiary of the Company's holding company the prior agreement to the Company's entry into and performance of the Document[s] and the Transactions has been obtained from all of the Company's shareholders, other than that holding company].] 4. PROPER PURPOSE 4.1 In approving the Document[s] and the Transactions, the Board has acted for a proper purpose. 5. SHAREHOLDER RESOLUTIONS 5.1 [OPTION 1: It has been determined that the Transactions are a "Major Transaction" for the purposes of section 129 of the Act. Accordingly [the sole shareholder][all of the shareholders] of the Company [has][have] by special resolution: (d) approved the Document[s] and the Transactions; and (e) confirmed, approved and ratified the resolutions of the Board referred to above.] [OPTION 2: It has been determined that the Transactions do not constitute a "Major Transaction" for the purpose of section 129 of the Act.] 5.2 The shareholder[s] of the Company [has][have] [unanimously] confirmed, approved and ratified the resolutions of the Board. 6. ENTRY INTO THE DOCUMENTS 6.1 [Each of the][The] Document[s] has been properly signed by the Company in accordance with New Zealand law. 6.2 The Company has entered into the Document[s] as principal and not in the capacity of an agent or as the trustee of any trust or settlement. 7. SOLVENCY 7.1 I am not aware of any step having been taken to appoint a receiver to the Company nor of any liquidation or voluntary administration proceedings which have been commenced

61 against the Company by any person, or which are intended or anticipated by the Company. 7.2 Having taken into account all relevant factors [(including in the case of a guarantee all rights of contribution and subrogation to which the Company would be entitled if called upon to perform its obligations and the solvency of the guaranteed and guaranteeing parties)] the Board is of the view that the value received, or to be received, by the Company under the Transactions is not less than the value provided, or to be provided, by the Company under the Transactions. 7.3 After making due enquiry, the Board is of the view that the Company: (a) does not, by entering into the Document[s] and the Transactions, intend to incur, or believe that it will incur, debts beyond its ability to pay; (b) is solvent and is able to pay its due debts and will not become insolvent or unable to pay its due debts as a result of the Document[s] and the Transactions; (c) is not engaged, or about to engage, in a business or transaction for which the remaining assets of the Company are, given the nature of the business or transaction, unreasonably small; and (d) has, by entering into the Document[s] and the Transactions, no intention to prejudice a creditor (within the meaning of subpart 6 of Part 6 of the Property Law Act 2007) of the Company. 7.4 The board of the Company has not voted in favour of placing the Company into business debt hibernation and has not provided (and does not intend to provide) notice to the Registrar of Companies (appointed under section 357(1) of the Act) of any decision to enter the Company into business debt hibernation pursuant to Schedule 13 of the Act. 8. FINANCIAL ASSISTANCE 8.1 [OPTION 1: The Transactions do not include or involve any provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company.] [OPTION 2: The Transactions [do][may] include or involve the provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company. 8.2 [The Company's sole entitled person has][All of the Company's entitled persons have] agreed in writing to the giving of the financial assistance. 8.3 Prior to the giving of the financial assistance the Board, after taking into account all relevant factors, resolved that it was satisfied on reasonable grounds that the Company would, immediately after the giving of the financial assistance, satisfy the solvency test as set out in section 4 of the Act (as modified by sections 108(5) and 108(5A)).

62 8.4 The directors who voted in favour of the giving of the financial assistance have signed a certificate stating that, in their opinion, the Company will, immediately after the financial assistance is given, satisfy the solvency test. 8.5 At no time since the passing of the resolution referred to in paragraph 8.3 has the Board ceased to be satisfied that the Company will satisfy the solvency test immediately after the giving of the financial assistance.] 9. CONSTITUTION 9.1 [OPTION 1: The Company does not have a constitution.] [OPTION 2: The copy of the constitution of the Company (and obtainable from https://companies-register.companiesoffice.govt.nz/) held on its records as maintained at the office of the Registrar of Companies as at [date] is complete and includes all alterations to date.] 10. AUTHORISATIONS 10.1 [OPTION 1: All consents and other authorisations required by the Company in connection with the entry into, execution and performance of the Document[s] and the Transactions have been obtained on an unconditional and unqualified basis and remain in full force and effect.] [OPTION 2: No consents or other authorisations are required by the Company in connection with the entry into, execution and performance of the Document[s] or the Transactions.] 11. [AUTHORISED SIGNATORIES 11.1 The following are the true signatures of the persons who have been authorised ([any one of them acting alone][any two of them acting together]) to give any notices and other communications, and to take any other action required, under or in connection with the Document[s] on behalf of the Company. Name Position Signature ]

63 Signed by: Date: Director

64 SCHEDULE OF DOCUMENT [●]

65 Schedule 4Schedule 4 REQUESTS Part I Utilisation Request Loans From: [Borrower] To: [Lender] Dated: Dear Sirs HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [ ] (as amended from time to time) (the "Agreement") 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. We wish to borrow a Loan on the following terms: Borrower: Proposed Utilisation Date: [ ] [ ] (or, if that is not a Business Day, the next Business Day) Currency of Loan: [ ] Amount: [ ] or, if less, the Available Commitment Interest Period: [ ] We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request [except as described in the notice dated [*] given to you, a copy of which is attached]. [The proceeds of this Loan should be credited to [account].] This Utilisation Request is irrevocable. Yours faithfully ………………………………… authorised signatory for [name of relevant Borrower]

66 Utilisation Request Letters of Credit From: [Borrower] To: [Lender] Dated: Dear Sirs HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [ ] (as amended from time to time) (the "Agreement") 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to arrange for a Letter of Credit to be issued specified below on the following terms: Borrower: [ ] Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Currency of Letter of Credit: [ ] Amount: [ ] or, if less, the Available Commitment Beneficiary: [ ] Term: [ ] 3. We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request. 4. We attach a copy of the proposed Letter of Credit. 5. This Utilisation Request is irrevocable. 6. [Specify delivery instructions]. Yours faithfully, ……………………………… authorised signatory for [*]

67 Selection Notice From: [Borrower] To: [Lender] Dated: Dear Sirs HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [ ] (as amended from time to time) (the "Agreement") 1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following Loan[s] with an Interest Period ending on [ ]* 3. [We request that the above Loan[s] be divided into [ ] Loans with the following Interest Periods:]** or [We request that the next Interest Period for the above Loan[s] is [ ]].*** 4. This Selection Notice is irrevocable. Yours faithfully ..................................... authorised signatory for [the Company on behalf of] [name of relevant Borrower] * Insert details of all Loans in the same currency which have an Interest Period ending on the same date. ** Use this option if division of Loans is requested. *** Use this option if sub-division is not required.

68 Schedule 5Schedule 5 FORM OF ACCESSION LETTER To: [Lender] From: [Subsidiary] and [Company] Dated: Dear Sirs HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [ ] (as amended from time to time) (the "Agreement") 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 24.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower. [Subsidiary's] administrative details are as follows: Address: Fax No: Attention: This Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter. THIS ACCESSION LETTER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. [Company] [Subsidiary]

69 Schedule 6Schedule 6 FORM OF RESIGNATION LETTER To: [Lender] From: [resigning Borrower] and [Company] Dated: Dear Sirs HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [ ] (as amended from time to time) (the "Agreement") 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. Pursuant to Clause 24.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and [ ]* THIS RESIGNATION LETTER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) [Company] [Subsidiary] By: By: * Insert any other conditions required by the Facility Agreement.

70 Schedule 7Schedule 7 TIMETABLES Part I Loans Loans in Australian dollars Loans in New Zealand dollars Loans in U.S. dollars Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) 10am (Sydney time) 2 Business Days prior to the Utilisation Date 10am (Auckland time) 2 Business Days prior to the Utilisation Date 10am (New York time) 2 Business Days prior to the Utilisation Date Lender determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Loan Availability) and notifies the Lender of the Loan in accordance with Clause 5.4 (Loan Availability) 3pm (Sydney time) 1 Business Day prior to the proposed Utilisation Date 3pm (Auckland time) 1 Business Day prior to the proposed Utilisation Date 3pm (New York time) 1 Business Day prior to the proposed Utilisation Date Delivery of a duly completed Selection Notice (Clause 13.1 (Selection of interest periods)) 10am (Sydney time) 2 Business Days prior to the last day of the then current Interest Period 10am (Auckland time) 2 Business Days prior to the last day of the then current Interest Period 10am (New York time) 2 Business Days prior to the last day of the then current Interest Period Applicable Base Rate is fixed 10.30am (Sydney time) on the Utilisation Date 10.45am (Auckland time) on the Utilisation Date 10.10am (London time) on the Utilisation Date

71 Part II Letters of Credit Letters of Credit in Australian dollars Letters of Credit in New Zealand dollars Letters of Credit in U.S. dollars Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit)) 10am (Sydney time) 2 Business Days prior to the Utilisation Date 10am (Auckland time) 2 Business Days prior to the Utilisation Date 10am (New York time) 2 Business Days prior to the Utilisation Date Lender determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit, if required under paragraph (c) of Clause 6.5 (Issue of Letters of Credit) 3pm (Sydney time) 1 Business Day prior to the proposed Utilisation Date 3pm (Auckland time) 1 Business Day prior to the proposed Utilisation Date 3pm (New York time) 1 Business Day prior to the proposed Utilisation Date Delivery of a duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit)) 10am (Sydney time) 2 Business Days prior to the last day of the then current Expiry Date 10am (Auckland time) 2 Business Days prior to the last day of the then current Expiry Date 10am (New York time) 2 Business Days prior to the last day of the then current Expiry Date

72 Schedule 8Schedule 8 EXISTING LETTERS OF CREDIT Borrower: PACIFIC BRANDS CLOTHING PTY LIMITED Alias Effective Expiry Beneficiary AUD Date Date Amount 601005500000019 9/12/2010 30/06/2017 MEMART INVESTMENTS PTY LTD 717,707.67 601005500000020 24/01/2011 31/07/2021 COTHAM SERVICE PTY LTD 752,317.50 601005500000026 5/09/2013 1/03/2017 IMPORTED CHANDELIERS PTY LTD ABN 83 008 972 503 21,888.00 601005500000029 29/12/2014 30/06/2025 MITSA Pty. Limited ABN 51 146 630 239 AS The Trustee for PHL V Trust ABN 12 875 929 106 700,000.00 Jun-16 31/07/2026 Cotham Service Pty Ltd 863,301.63 Borrower: PACIFIC BRANDS HOLDINGS PTY LIMITED Alias Effective Expiry Beneficiary AUD Date Date Amount 621001500000168 1/07/2011 31/07/2018 COLONIAL FIRST STATE ASSET MANAGEMENT 42,477.04 621001500000180 21/12/2011 19/04/2020 MARSAM NOMINEES PTY LIMITED & SHADASS PTY LIMITED 74,631.05 621001500000200 31/10/2013 30/11/2017 WORKERS COMPENSATION NOMINAL INSURER 1,007,587.31 621001500000220 22/05/2015 31/12/2500 WORKCOVER AUTHORITY OF NSW 270,000.00 621001500000229 5/04/2016 30/11/2017 WORKERS COMPENSATION NOMINAL INSURER (BEN) 29,799.85 621001500000230 26/04/2016 31/12/2500 DEPARTMENT OF IMMIGRATION AND BORDER PROTECTION 20,000.00

73 Borrower: SHERIDAN AUSTRALIA PTY LIMITED Alias Effective Expiry Beneficiary AUD Date Date Amount 951008000000260 14/09/2012 30/04/2018 ELLIMARK PTY. LIMITED ACN 003 775 488 38,923.50 951008000000366 6/02/2015 30/06/2016 COLONIAL FIRST STATE ASSET MANAGEMENT 58,341.27 951008000000375 28/07/2015 31/12/2500 Novion Real Estate licence pty limited 170,837.00 951008000000376 30/07/2015 30/09/2016 DAVKES PTY LTD 10,504.99 TOTAL 4,778,316.81

Schedule 9Schedule 9

FORM OF LETTER OF CREDIT

Westpac
Institutional Bank

A division of Westpac Banking Corporation
ABN 33 007 457 141

Banker's Undertaking

Draft

Westpac	Westpac Banking Corporation (ABN 33 007 457 141)
Address for Service	Corporate Guarantees, Level 29, 275 Kent Street, Sydney NSW 2000 (or any other Westpac branch or office) ATT: Manager
Favouree	
Customer	
Purpose	
Sum	
Date Issued	

1. Undertaking

In consideration of the Favouree accepting this undertaking, Westpac undertakes to pay the Sum to the Favouree on the terms of this undertaking when it receives a demand that meets the requirements in clause 2.

This undertaking continues until one of the following occurs:

(a) the Favouree gives Westpac written notice that it no longer requires the undertaking;

(b) the Favouree returns the original undertaking to Westpac;

(c) Westpac pays the Favouree the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking); or

(d) 4:00 p.m. Sydney time on [ ] (the Expiry Time).

2. Demands

Demands must:

(a) be in writing;

(b) purport to be signed by the Favouree;

(c) be for the Sum or part of the Sum. If a demand is for part of the Sum, then the Favouree can make later demands for the balance of the Sum;

(d) be received by a Manager of Westpac at the Address for Service; and

(e) be received by Westpac before the Expiry Time.

3. Payment

When Westpac receives a demand it will pay promptly:

(a) despite any notice from the Customer not to pay; and

(b) to the Favouree's Australian bank account provided that the Favouree gives Westpac sufficient information to enable Westpac to identify that the bank account is in the name of the Favouree. If Westpac cannot do so (to Westpac's satisfaction) Westpac will make the payment by bank cheque payable to the Favouree.

Westpac can terminate this undertaking at any time by paying the Favouree:

(a) the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking); or

(b) any balance of the Sum that remains after a previous part payment by Westpac to the Favouree.

Westpac is under a statutory duty to comply with sanctions laws and regulations mandatorily applicable to it. Transactions may be delayed, blocked or refused that are not in compliance with the applicable anti-boycott, anti-money laundering, anti-terrorism, anti-drug trafficking and economic sanctions laws and regulations.

4. Assignment

The Favouree can assign or transfer all or any part of its rights under this undertaking but only if Westpac has received prior written notice of the assignment. Any assignment is only effective from the date Westpac confirms that it has updated its records with the details of the new Favouree

5. Multiple Favourees

(a) If there is more than one Favouree, this undertaking is for the Favourees' joint benefit.

(b) If one Favouree makes demand or gives notice, it is deemed to be a demand or notice from all of them. If Westpac pays one Favouree, this undertaking is discharged to all the Favourees to the extent of the amount paid by Westpac.

Signed for and on behalf of

Westpac Banking Corporation by its duly constituted Attorney

....

Name:

TIER THREE ATTORNEY, Book 4299, No.332, Dated 17 January, 2001

74

75 Banker's Undertaking Westpac Westpac Banking Corporation (ABN 33 007 457 131) Address for Service Level 9, 55 Market Street, Sydney NSW 2000 (or any other address that Westpac advises) Favouree [Favouree Name] [Favouree ABN] Customer [Customer Name] [Customer ABN] Purpose Sum AUD [Sum] Date Issued 1. Undertaking In consideration of the Favouree accepting this undertaking, Westpac undertakes to pay the Sum to the Favouree on the terms of this undertaking when it receives a demand that meets the requirements in clause 2. This undertaking continues until one of the following occurs: (a) the Favouree gives Westpac written notice that it no longer requires the undertaking; (b) the Favouree returns the original undertaking to Westpac; (c) Westpac pays the Favouree the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking)[./; or (d) [4:00 p.m. [City] time on [Date] (the Expiry Time).] 2. Demands Demands must: (a) be in writing; (b) purport to be signed by the Favouree; (c) be for the Sum or part of the Sum. If a demand is for part of the Sum, then the Favouree can make later demands for the balance of the Sum; (d) be received by a Manager of Westpac at the Address for Service[./; and (e) be received by Westpac before the Expiry Time.] 3. Payment When Westpac receives a demand it will pay promptly: (a) despite any notice from the Customer not to pay; and (b) to the Favouree’s Australian bank account provided that the Favouree gives Westpac sufficient information to enable Westpac to identify that the bank account is in the name of the Favouree. If Westpac cannot do so (to Westpac’s satisfaction) Westpac will make the payment by bank cheque payable to the Favouree. Westpac can terminate this undertaking at any time by paying the Favouree: (a) the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking); or (b) any balance of the Sum that remains after a previous part payment by Westpac to the Favouree. 4. Assignment The Favouree cannot assign its rights under this undertaking. 5. Multiple Favourees (a) If there is more than one Favouree, this undertaking is for the Favourees’ joint benefit. (b) If one Favouree makes demand or gives notice, it is deemed to be a demand or notice from all of them. If Westpac pays one Favouree, this undertaking is discharged to all the Favourees to the extent of the amount paid by Westpac.

76 Signed for and on behalf of ) Westpac Banking Corporation by its duly constituted Attorney )

77 Schedule 10Schedule 10 PRIVACY STATEMENT This notice outlines the manner in which your Personal Information that will be or has been collected from and/or about you in connection with the Agreement (and any transactions contemplated under it) may be used and disclosed by the parties described in this notice. In this notice: Affiliate means a related body corporate of a Finance Party. Agreement means the HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [*] 2016 between, among others, Westpac Banking Corporation and HBI Australia Acquisition Co. Pty Ltd. Borrower means each party so described in the Agreement. Finance Party means each party that provides finance under the Agreement or a Loan Document and any agent or security trustee of such party. Personal Information has the meaning given to it by section 6 of the Privacy Act 1988 (Cth). You includes any person who is an employee of or holds office in an entity which is the Borrower. 1. Purpose of Collection of Personal Information Each Finance Party may collect and use your Personal Information: to provide and manage facilities offered to the Borrower under the Agreement; to identify you or the Borrower; to comply with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) or substantially similar laws and regulations in any jurisdiction; to establish your or the Borrower’s tax status under any Australian or foreign legislation, regulation or treaty or pursuant to an agreement with any tax authority; to identify, prevent or investigate any actual or suspected fraud, unlawful activity or misconduct; to consider any concerns or complaints raised by the Borrower against a Finance Party and/or to manage any legal action involving a Finance Party; and as required by relevant laws, regulations, codes of practice and external payment systems in any jurisdiction. Each Finance Party may collect your Personal Information not only directly from you, but also from the Borrower, any guarantor, any other Finance Party or any Affiliate as part of the processes referred to above. 2. Disclosure of Personal Information Each Finance Party may disclose Personal Information to: (a) other Finance Parties;

78 any Affiliate of a Finance Party; regulatory bodies, government agencies, law enforcement bodies and courts where required by law; participants in payments systems (including payment organisations and merchants) and other financial institutions; the Borrower’s legal representatives or anyone else acting for the Borrower or guarantor in connection with the Agreement; parties to whom a Finance Party is required by law or court/tribunal order to disclose information; and any professional advisors or service providers of the Finance Parties who are under a duty of confidentiality to keep such information confidential. 3.Consequence of Failure to Provide Personal Information If the Borrower does not provide a Finance Party with some or all of the Personal Information requested, a Finance Party may be unable to provide the Borrower with any product or service. 4. Disclosure of Personal Information to Overseas Recipients In collecting and using your Personal Information and making the disclosures as described in clauses 1 and 2, the Finance Parties may disclose information to recipients located outside Australia, including recipients who are not established in or not carrying on business in Australia. This may include (but is not limited to) recipients in countries named in each Finance Party’s privacy policy. 5. Privacy Policies The privacy policy of each Finance Party is available on its website. Each privacy policy contains information about the way you may access and seek correction of your Personal Information and how to make a privacy related complaint.

SIGNATURE PAGES Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney. The Original Borrowers Signed for HBI Australia Acquisition Co. Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Pacific Brands (Australia) Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Pacific Brands Clothing Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature

Print Name Print Name Signed for Pacific Brands Holdings (NZ) Limited by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Witness Address Witness occupation

Signed for Pacific Brands Holdings Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Pacific Brands Limited by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Pacific Brands Services Group Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name

Signed for Pacific Brands Sport & Leisure Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Sheridan Australia Pty Ltd by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Sheridan N.Z. Limited by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Witness Address Witness occupation

The Lender Signed for Westpac Banking Corporation by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name Signed for Westpac New Zealand Limited by its attorney in the presence of: Witness Signature Attorney Signature Print Name Print Name [Signature blocks intentionally deleted]